EX-99(n)(2)

                             NATIONWIDE MUTUAL FUNDS
                                 RULE 18F-3 PLAN

                          Effective September __, 2007*

WHEREAS, Nationwide Mutual Funds, a Delaware statutory trust (the "Trust"), is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the following have been designated as the series and classes of the
Trust:

                  SERIES                                                                  CLASSES
                  ------                                                                  -------
Nationwide Mid Cap Growth Leaders Fund                         A, B, C, D, R, Institutional, Institutional Service
Nationwide Growth Fund                                         A, B, C, D, R, Institutional, Institutional Service
Nationwide Fund                                                A, B, C, D, R, Institutional, Institutional Service
Nationwide Bond Fund                                                            A, B, C, D, R, X, Y, Institutional
Nationwide Tax-Free Income Fund                                                    A, B, C, D, X, Y, Institutional
Nationwide Government Bond Fund                                                 A, B, C, D, R, X, Y, Institutional
Nationwide Money Market Fund                                                         Prime, Service, Institutional
Nationwide S&P 500 Index Fund                                           A, B, C, R, Service, Institutional Service
                                                                                         Local Fund, Institutional
Nationwide Small Cap Fund                                         A, B, C, R, Institutional, Institutional Service
Nationwide Large Cap Value Fund                                   A, B, C, R, Institutional, Institutional Service
Nationwide Short Duration Bond Fund                                              A, Service, C, IRA, Institutional
Nationwide U.S Growth Leaders Fund                                A, B, C, R, Institutional, Institutional Service
Nationwide Leaders Fund                                           A, B, C, R, Institutional, Institutional Service
Nationwide Value Opportunities Fund                               A, B, C, R, Institutional, Institutional Service
Nationwide Enhanced Income Fund                                         A, R, Institutional, Institutional Service
Nationwide Small Cap Index Fund                                                          A, B, C, R, Institutional
Nationwide Mid Cap Market Index Fund                                                     A, B, C, R, Institutional
Nationwide International Index Fund                                                      A, B, C, R, Institutional
Nationwide Bond Index Fund                                                               A, B, C, R, Institutional
Nationwide Investor Destinations Aggressive Fund                                A, B, C, R, Institutional, Service
Nationwide Investor Destinations Moderately Aggressive Fund                     A, B, C, R, Institutional, Service
Nationwide Investor Destinations Moderate Fund                                  A, B, C, R, Institutional, Service
   Nationwide Investor Destinations                                             A, B, C, R, Institutional, Service
Moderately Conservative Fund
Nationwide Investor Destinations Conservative Fund                              A, B, C, R, Institutional, Service
Nationwide Global Technology                                      A, B, C, R, Institutional, Institutional Service
   and Communications Fund
Nationwide Global Health Sciences Fund                            A, B, C, R, Institutional, Institutional Service
NorthPointe Small Cap Growth Fund                                 A, B, C, R, Institutional, Institutional Service
NorthPointe Small Cap Value Fund                                  A, B, C, R, Institutional, Institutional Service

                            NATIONWIDE MUTUAL FUNDS
                                 RULE 18F-3 PLAN

                          Effective September __, 2007*
                                     Page 2

Nationwide Emerging Markets Fund                                  A, B, C, R, Institutional, Institutional Service
Nationwide International Growth Fund                              A, B, C, R, Institutional, Institutional Service
Nationwide Worldwide Leaders Fund                                 A, B, C, R, Institutional, Institutional Service
Nationwide Global Financial Services Fund                         A, B, C, R, Institutional, Institutional Service
Nationwide Global Utilities Fund                                  A, B, C, R, Institutional, Institutional Service
Nationwide Micro Cap Equity Fund                                  A, B, C, R, Institutional, Institutional Service
Nationwide Mid Cap Growth Fund                                    A, B, C, R, Institutional, Institutional Service
Nationwide U.S. Growth Leaders Long-Short Fund                    A, B, C, R, Institutional, Institutional Service
Nationwide China Opportunities Fund                               A, B, C, R, Institutional, Institutional Service
Nationwide Global Natural Resources Fund                          A, B, C, R, Institutional, Institutional Service
Nationwide Optimal Allocations Fund: Growth                       A, B, C, R, Institutional, Institutional Service
Nationwide Optimal Allocations Fund:                              A, B, C, R, Institutional, Institutional Service
         Moderate Growth
Nationwide Optimal Allocations Fund:                              A, B, C, R, Institutional, Institutional Service
         Moderate
Nationwide Optimal Allocations Fund:                              A, B, C, R, Institutional, Institutional Service
         Specialty
Nationwide Optimal Allocations Fund:                              A, B, C, R, Institutional, Institutional Service
         Defensive
Nationwide Small Cap Leaders Fund                                 A, B, C, R, Institutional, Institutional Service
Nationwide Hedged Core Equity Fund                                A, B, C, R, Institutional, Institutional Service
Nationwide Small Cap Growth Opportunities Fund                    A, B, C, R, Institutional, Institutional Service
Nationwide Small Cap Value Fund                                   A, B, C, R, Institutional, Institutional Service
Nationwide Small Cap Core Fund                                    A, B, C, R, Institutional, Institutional Service
Nationwide Market Neutral Fund                                    A, B, C, R, Institutional, Institutional Service
Nationwide Destination 2010 Fund                                 A, C, R1,R2, Institutional, Institutional Service
Nationwide Destination 2015 Fund                                A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2020 Fund                                A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2025 Fund                                A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2030 Fund                                A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2035 Fund                                A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2040 Fund                                A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2045 Fund                                A, C, R1, R2, Institutional, Institutional Service
Nationwide Destination 2050 Fund                                A, C, R1, R2, Institutional, Institutional Service
Nationwide Retirement Income Fund                               A, C, R1, R2, Institutional, Institutional Service

----------
*    As most recently approved at the June 13, 2007 Board Meeting.

                             NATIONWIDE MUTUAL FUNDS
                                 RULE 18F-3 PLAN

                          Effective September __, 2007*
                                     Page 3

WHEREAS, Nationwide Fund Advisors ("NFA") serves as investment adviser for each of the series;

WHEREAS, Nationwide Fund Distributors LLC serves as underwriter and Nationwide Fund Management LLC serves as fund administrator and transfer agent for the series of the Trust;

WHEREAS, the Trust has adopted a Distribution Plan ("12b-1 Plan") under Rule 12b-1 of the 1940 Act providing for:

(1) in the case of Class A shares of the Funds, fees of not more than 0.25% per annum of average net assets;

(2) in the case of Class B shares of the Funds, fees of not more than 1.00% per annum of average net assets, of which 0.25% per annum of average net assets is considered a service fee;

(3) in the case of Class C shares of the Funds, fees of not more than 1.00% per annum of average net assets of which 0.25% per annum is considered a service fee (for the Nationwide Money Market Fund, fees of not more than 0.85%, of which 0.10% is considered a service fee);

(4) in the case of the Service Class shares of the Nationwide Short Duration Bond Fund, Nationwide Investor Destinations Aggressive Fund, Nationwide Investor Destinations Moderately Aggressive Fund, Nationwide Investor Destinations Moderate Fund, Nationwide Investor Destinations Moderately Conservative Fund, Nationwide Investor Destinations Conservative Fund, fees of not more than 0.25% per annum of average net assets;

(5) in the case of the Service Class shares of the Nationwide S&P 500 Index Fund and the Nationwide Money Market Fund, fees of not more than 0.15% per annum of average net assets;

(6) in the case of the IRA Class ("IRA Shares") of the Nationwide Short Duration Bond Fund, fees of not more than 0.25% per annum of average net assets;

                             NATIONWIDE MUTUAL FUNDS
                                 RULE 18F-3 PLAN

                          Effective September __, 2007*
                                     Page 4

(7) in the case of Local Fund Shares of the Nationwide S&P 500 Index Fund, fees of not more than 0.07% per annum of average net assets;

(8) in the case of Class X shares (formerly Class B shares) of the Nationwide Bond, Nationwide Government Bond and Nationwide Tax-Free Income Funds (the "Fixed Income Funds"), fees of not more than 0.85% per annum of average net assets, of which 0.10% is considered a service fee;

(9) in the case of Class Y shares (formerly Class C shares) of the Fixed Income Funds, fees of not more than 0.85% per annum of average net assets, of which 0.10% is considered a service fee;

(10) in the case of Class R shares of the Funds, fees of not more than 0.50% per annum of average net assets of which 0.25% is considered a service fee;

(11) in the case of Class R1 shares of the Funds, fees of not more than 0.65% per annum of average net assets of which 0.25% is considered a service fee; and

(12) in the case of Class R2 shares of the Funds, fees of not more than 0.50% per annum of average net assets of which 0.25% is considered a service fee;

WHEREAS, the Trust has adopted an Administrative Services Plan providing for:

(1) in the case of Class A, Class D, Class R, Class R1, Class R2, Institutional Service Class and Service Class shares of the Funds and IRA Shares of the Nationwide Short Duration Bond Fund, fees of not more than 0.25% per annum of average net assets;

WHEREAS, The Trust has established a Multiple Class Distribution System enabling the Trust, as described in its prospectuses, to offer eligible investors the option of purchasing shares of its series with the following features (not all series offer each option):

(1) with a front-end sales load (which can vary among series and which is subject to certain reductions and waivers among groups of purchasers) and providing for a 12b-1 fee, an administrative services fee and under certain circumstances, a contingent deferred sales charge ("CDSC") may be applicable for purchases sold without a sales charge and for which a finder's fee is paid (the "Class A shares of the Funds");

                             NATIONWIDE MUTUAL FUNDS
                                 RULE 18F-3 PLAN

                          Effective September __, 2007*
                                     Page 5

(2) without a front-end load, but subject to a CDSC (which can vary among series and which may be subject to certain reductions or waivers among groups of purchasers) and providing for a 12b-1 fee (the "Class B shares of the Funds");

(3) without a front-end load* and subject to a CDSC (each of which may be subject to certain reductions and waivers among groups of purchasers), and providing for a 12b-1 fee but not providing for an administrative services fee (the "Class C shares of the Funds");

(4) with a front-end load (which can vary among series and which is subject to certain reductions and waivers among groups of purchasers) and providing for an administrative services fee, but not providing for a 12b-1 fee (the "Class D shares of the Funds");

(5) without a front-end load or CDSC, but providing for an administrative services fee (the "Institutional Service Class shares of the Funds");

(6) without a front-end load or CDSC, but providing for a 12b-1 fee, an administrative services fee (the "Service Class shares of the Funds (except the Nationwide Short Duration Bond Fund)");

(7) without a front-end load or CDSC, 12b-1 fee, or administrative service fee (the "Institutional Class shares of the Funds (except the Nationwide Short Duration Bond Fund)");

(8) without a front-end load or a CDSC, but providing for a 12b-1 fee, an administrative services fee, and subject to a redemption fee in certain circumstances (the "Service Class shares and IRA shares of the Nationwide Short Duration Bond Fund");

(9) without a front-end load or a CDSC, but subject to a redemption fee in certain circumstances (the "Institutional Class shares of the Nationwide Short Duration Bond Fund");

(10) with a front-end sales load (which is subject to certain reductions and waivers among groups of purchasers) and providing for a 12b-1 fee, an administrative services fee and under certain circumstances, a contingent deferred sales charge ("CDSC") may be applicable for purchases sold without a sales charge and for which a finder's fee is paid, and subject to a redemption fee in certain circumstances (the "Class A shares of the Nationwide Short Duration Bond Fund");

                             NATIONWIDE MUTUAL FUNDS
                                 RULE 18F-3 PLAN

                          Effective September __, 2007*
                                     Page 6

(11) without a front-end load or CDSC or 12b-1 fee, but with an administrative service fee (the "Prime Shares of the Money Market Fund");

(12) without a front-end load or a CDSC, but providing for a 12b-1 fee (the "Local Fund shares of the Nationwide S&P 500 Index Fund");

(13) without a front-end load, but subject to a CDSC (which can vary among series and which may be subject to certain waivers among groups of purchasers) and providing for a lower 12b-1 fee than the Class B shares of a Fixed Income Fund (the "Class X shares of the Fixed Income Funds");

(14) without a front-end load and subject to a CDSC (each of which may be subject to certain reductions and waivers among groups of purchasers) and providing for a lower 12b-1 fee than the Class C shares of a Fixed Income Fund (the "Class Y shares of the Fixed Income Funds");

(15) without a front-end load or CDSC, but providing for a 12b-1 fee and/or administrative services fee (the "Class R shares of the Funds");

(16) without a front-end load or CDSC, but providing for a 12b-1 fee and/or administrative services fee (the "Class R1 shares of the Funds"); and

(17) without a front-end load or CDSC, but providing for a 12b-1 fee and/or administrative services fee (the "Class R2 shares of the Funds");

WHEREAS, redemption fees will be charged by all classes of the Nationwide Mid Cap Growth Leaders Fund, Nationwide Value Opportunities Fund, Nationwide Worldwide Leaders Fund, Nationwide U.S. Growth Leaders, Nationwide Emerging Markets Fund, Nationwide International Growth Fund, Nationwide Global Health Sciences Fund, Nationwide Global Technology and Communications Fund, Nationwide Small Cap Fund, Nationwide Leaders Fund, Nationwide Global Financial Services Fund, Nationwide Global Utilities Fund, Nationwide Micro Cap Equity Fund, Nationwide Mid Cap Growth Fund, Nationwide U.S. Growth Leaders Long-Short Fund, Nationwide Growth Fund, Nationwide Fund, Nationwide Large Cap Value Fund, Nationwide Government Bond Fund, Nationwide Bond Fund, Nationwide Tax-Free Income Fund, Nationwide S&P 500 Index Fund, Nationwide Mid Cap Index Fund, Nationwide Small Cap Index Fund, Nationwide International Index Fund, Nationwide Bond Index Fund, Nationwide China Opportunities Fund, Nationwide Global Natural Resources Fund, Nationwide Hedged Core Equity Fund, Nationwide Small Cap Growth Opportunities Fund, Nationwide Small Cap Value Fund, Nationwide Small Cap Core Fund, Nationwide Market Neutral Fund.

                             NATIONWIDE MUTUAL FUNDS
                                 RULE 18F-3 PLAN

                          Effective September __, 2007*
                                     Page 7

These fees will be limited to a maximum of 2.00%, or the limit currently required by the Securities and Exchange Commission, and the structure of these fees will be stated in each applicable Fund's prospectus.

WHEREAS, Rule 18f-3 under the 1940 Act permits an open-end management investment company to issue multiple classes of voting stock representing interests in the same portfolio notwithstanding Sections 18(f)(1) and 18(i) under the 1940 Act if, among other things, such investment company adopts a written plan setting forth the separate arrangements and expense allocation of each class and any related conversion features or exchange privileges;

NOW, THEREFORE, the Trust, wishing to be governed by Rule 18f-3 under the 1940 Act, hereby adopts this Rule 18f-3 Plan as follows:

1. Each class of shares of a series will represent interests in the same portfolio of investments of such series of the Trust, and be identical in all respects to each other class of that series, except as set forth below. The only differences among the various classes of shares of the series of the Trust will relate solely to (a) different distribution or service fee payments associated with any Rule 12b-1 Plan for a particular class of shares and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such Plan or any amendment thereto), which will be borne solely by shareholders of such class; and (b) different administrative service fees associated with any Administrative Services Plan; (c) different Class Expenses, which will be limited to the following expenses as determined by the Trustees to be attributable to a specific class of shares: (i) transfer agency fees identified as being attributable to a specific class; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class; (iii) Blue Sky notification and/or filing fees incurred by a class of shares; (iv) SEC registration fees incurred by a class; (v) expenses of administrative personnel and services as required to support the shareholders of a specific class;
       (vi) litigation or other legal expenses and audit or other accounting expenses relating solely to one class; (vii) Trustee fees or expenses incurred as a result of issues relating to one class; (viii) shareholder meeting costs that relate to a specific class; (ix) wrapper fees, premiums and expenses related to wrapper agreements for the Nationwide Short Duration Bond Fund and the Nationwide Enhanced Income Fund; (d) the voting rights related to any 12b-1 Plan affecting a specific class of shares or related to any other matter submitted to shareholders in which the interests of a Class differ from the interests of any other Class;
       (e) conversion features; (f) exchange privileges; and (g) class names or designations. Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly applied to one class of shares

                             NATIONWIDE MUTUAL FUNDS
                                 RULE 18F-3 PLAN

                          Effective September __, 2007*
                                     Page 8

       of a series of the Trust shall be so applied upon approval by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

2. Under the Multiple Class Distribution System, certain expenses may be attributable to the Trust, but not to a particular series or class thereof. All such expenses will be allocated among series based upon the relative aggregate net assets of such series. Expenses that are attributable to a particular series, but not to a particular class thereof, and income, realized gains and losses, and unrealized appreciation and depreciation will be allocated to each class based on its net asset value relative to the net asset value of the series if such series does not pay daily dividends and if the series does pay daily dividends on the basis of the settled shares method (as described in Rule 18f-3(c)(iii). Notwithstanding the foregoing, the principal underwriter, the investment adviser or other provider of services to the Trust may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 under the 1940 Act and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

       A class of shares may be permitted to bear expenses that are directly attributable to such class including: (a) any distribution/service fees associated with any Rule 12b-1 Plan for a particular class and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such plan or any amendment thereto); (b) any administrative services fees associated with any administrative services plan for a particular class and any other costs relating to implementing or amending such plan (including obtaining shareholder approval of such plan or any amendment thereto) attributable to such class; and (c) any Class Expenses determined by the Trustees to be attributable to such class.

3. Class B shares and Class X shares (former Class B shares) of the series, other than shares purchased through reinvestment of a dividend or a distribution with respect to the Class B shares or Class X shares, respectively, of the series, shall automatically convert to Class A shares of the same series on the date that is the first business day of the month after which the Class B shares or Class X shares of the series were outstanding for seven years. Such conversion will be on the basis of the relative net asset values of each class. After the conversion, such shares will have all of the characteristics and rights of Class A shares of the same series. Shares purchased through the reinvestment of a dividend or a distribution with respect to the Class B shares or Class X shares of the series will be converted to Class A shares of the same series in the same proportion as the number of the shareholder's Class B or Class X shares of the series converting to Class A shares of the same series bears to the

                             NATIONWIDE MUTUAL FUNDS
                                 RULE 18F-3 PLAN

                          Effective September __, 2007*
                                     Page 9

       shareholder's total Class B shares or Class X shares of the series not acquired through dividends and distributions.

4. To the extent exchanges are permitted, shares of any class of the Trust will be exchangeable with shares of the same class of another series of the Trust, or with money market fund shares of the Trust as described in the applicable prospectus. With respect to Class X and Class Y shares of the Fixed Income Funds, exchanges will be permitted from Class X shares of a Fixed Income Fund into Class B shares of the other series (to the extent otherwise permitted) and from Class Y shares of a Fixed Income Fund into Class C shares of the other series (to the extent otherwise permitted). However, there will be no exchanges from Class B shares of other series into Class X shares of a Fixed Income Fund and no exchange from Class C shares of other series into Class Y shares of a Fixed Income Fund. Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act.

5. Dividends paid by a series of the Trust as to each class of its shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except that any distribution/service fees, administrative services fees, and Class Expenses allocated to a class will be borne exclusively by that class.

6. Any distribution arrangement of the Trust, including distribution fees and front-end and deferred sales loads, will comply with Section 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.

7. The initial adoption of, and all material amendments, to this 18f-3 Plan must be approved by a majority of the members of the Trust's Trustees, including a majority of the Board members who are not interested persons of the Trust.

8. Prior to the initial adoption of, and any material amendments to, this 18f-3 Plan, the Trust's Trustees shall request and evaluate, and any agreement relating to a class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the 18f-3 Plan.


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